Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com REALTY GROWTH Supplemental Reporting Information Q3 2022 Madison Yards Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com 1. Third Quarter 2022 Earnings Release 3 2. Key Financial Information ▪ Consolidated Balance Sheets 12 ▪ Consolidated Statements of Operations 13 ▪ Non - GAAP Financial Measures 14 3. Capitalization & Dividends 17 4. Summary of Debt 18 5. Investments 19 6. Dispositions 20 7. Portfolio Detail 21 8. Leasing Summary 23 9. Lease Expirations 24 10. Top Tenant Summary 25 11. Geographic Diversification 26 12. Other Assets 27 13. 2022 Guidance 28 14. Contact Information & Research Coverage 29 15. Safe Harbor, Non - GAAP Financial Measures, and Definitions and Terms 30 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 3 Press Release Contact: Matthew M. Partridge Senior Vice President , Chief Financial Officer and Treasurer (407) 904 - 3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO R EALTY G ROWTH R EPORTS T HIRD Q UARTER 202 2 O PERATING R ESULTS WINTER PARK , FL – October 2 7 , 20 2 2 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO” ) today announced its operating results and earnings for the quarter ended September 30 , 202 2 .. Select Highlights ▪ Reported Net Income per diluted share attributable to common stockholders of $0. 19 for the quarter ended September 30 , 202 2 .. ▪ Reported Core FFO per diluted share attributable to common stockholders of $ 0.4 7 for the quarter ended September 30, 2022, an increase of 38.2 % from the comparable prior year period. ▪ Reported AFFO per diluted share attributable to common stockholders of $ 0.4 9 for the quarter ended September 30, 202 2 , an increase of 36. 1 % from the comparable prior year period .. ▪ A cquired Madison Yards, a newly built, grocery - anchored retail property located in Atlanta, Georgia for a purchase price of $80.2 million. The purchase price represents a going - in cap rate below the range of the Company’s prior guidance for initial cash yields. ▪ Sold two single tenant retail properties , the Company’s sole remaining multi - tenant office property and one multi - tenant retail property for total disposition volume of $ 57 ..0 million at a weighted average exit cap rate of 6. 3% , generating total gains of $ 5.0 million .. ▪ Reported a 12.0 % increase in Same - Property NOI during the quarter ended September 30, 2022, as compared to the comparable prior year period .. ▪ Expanded revolving credit facility from $ 210 million to $ 30 0 million , extended the revolving credit facility ’s maturity date to Ja nuary 2027 , and entered into a new fixed - rate $100 million unsecured term loan with a maturity date of January 2028 .. ▪ Paid a $0. 38 per share common stock cash dividend for the third quarter of 2022, which represented a 14.0 % increase from the comparable pri or year period quarterly common stock cash dividend and an annualized yield of 7 .. 6 % based on the closing price of the Company’s common stock on October 26 , 2022. ▪ On October 1 4 , 2022, the Company acquired West Broad Village , a m ixed - u se, g rocery - a nchored l ifestyle p roperty in Richmond, Virginia for a purchase price of $ 93.9 million. The purchase price represents a going - in cap rate above the range of the Company’s prior guidance for initial cash yields.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 4 CEO Comments “ We ’ve had a very strong few months of asset recyclin g as we continue to make good progress refining our high - quality, retail - focused portfolio. Our newly built grocery - anchored Madison Yards (Publix) asset in Atlanta, Georgia, and our grocery - anchored West Broad Village (W hole Foods) property in Richmond, Virginia are excellent additions as we continue to add exposure to well - performing markets and attractive demographics ,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “ These new grocery - anchored acquisitions, combined with our 7 .. 6 % current dividend yield, accretive dispositions, 21.5 % year - to - date same - store NOI growth, strong leasing activity, newly expanded credit facility and fixed - rate term loan have us well - positioned to drive attractive risk - adjusted cash flows for our shareholders .. As we look forward into 2023, we’re confident our shadow disposition pipeline of single tenant office properties and more than $200 million of available liquidity gives us ample capacity to be oppor tunistic in the quickly evolving transaction market. ” Quarterly Financial Results Highlights The table s below provide a summary of the Company’s operating results for the three months ended September 30 , 202 2 : (in thousands, except per share data) For the Three Months Ended September 3 0 , 2022 For the Three Months Ended September 3 0 , 202 1 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 4,817 $ 23,94 7 $ (1 9, 130 ) (7 9.9% ) Net Income Attributable to Common Stockholders $ 3, 622 $ 22,81 8 $ (1 9,196 ) (8 4.1% ) Net Income per Diluted Share Attributable to Common Stockholders (1) $ 0. 19 $ 1.29 $ (1. 10 ) (8 5. 3% ) Core FFO Attributable to Common Stockholders (2) $ 8, 684 $ 5,985 $ 2,6 99 4 5.1 % Core FFO per Common Share – Diluted (2) $ 0.4 7 $ 0.34 $ 0. 13 38.2 % AFFO Attributable to Common Stockholders (2) $ 8, 9 57 $ 6, 422 $ 2, 5 35 39 .. 5 % AFFO per Common Share – Diluted (2) $ 0.4 9 $ 0.36 $ 0. 13 36.1 % Dividends Declared and Paid, per Preferred Share $ 0.40 $ 0.38 $ 0. 02 5.9 % Dividends Declared and Paid, per Common Share $ 0.38 $ 0.33 $ 0.05 14.0% (1) The denominator for this measure in 2022 includes the impact of 3 .. 1 million shares related to the Company’s adoption of ASU 2020 - 06, effective January 1, 2022, which requires presentation on an if - converted basis for its 2025 Convertible Senior Notes , as the impact for the quarter ended September 30, 202 2 was dilutive. (2) See the “Non - GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Incom e (Loss) Attributable to the Company to non - GAAP financial measures, including FFO Attributable t o Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted. Year - to - Date Financial Results Highlights The tables below provide a summary of the Company’s operating results for the nine months ended September 30, 2022: (in thousands, except per share data) For the Nine Months Ended September 3 0 , 2022 For the Nine Months Ended September 3 0 , 202 1 Variance to Comparable Period in the Prior Year Net Income Attributable to the Company $ 6, 237 $ 28,008 $ (21, 771 ) (7 7.7%) Net Income Attributable to Common Stockholders $ 2, 651 $ 26,879 $ (2 4,228 ) ( 90.1%)

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 5 Net Income per Diluted Share Attributable to Common Stockholders (1) $ 0. 15 $ 1.52 $ ( 1.3 7 ) ( 90. 1%) Core FFO Attributable to Common Stockholders (2) $ 2 5,396 $ 16, 053 $ 9,343 58.2 % Core FFO per Common Share – Diluted (2) $ 1. 41 $ 0.91 $ 0. 50 54.9 % AFFO Attributable to Common Stockholders (2) $ 26, 5 64 $ 18,403 $ 8, 1 61 4 4 ..3 % AFFO per Common Share – Diluted (2) $ 1. 47 $ 1.04 $ 0. 43 41.3 % Dividends Declared and Paid, per Preferred Share $ 1.20 $ 0.38 $ 0. 8 2 217.7 % Dividends Declared and Paid, per Common Share $ 1.1 1 $ 1.00 $ 0. 11 11.3% (1) The denominator for this measure in 2022 excludes the impact of 3.1 million shares related to the Company’s adoption of ASU 2020 - 06, effective January 1, 2022, which requires presentation on an if - converted basis for its 2025 Convertible Senior Notes , as the impact would be anti - dilutive. (2) See the “Non - GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation o f Net Income Attributable to the Company to non - GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted. Investments During the three months ended September 30, 2022, the Company acquired Madison Yards, a 162,500 square foot grocery - anchored property located in the Inman Park/Reynoldstown submarket along the Memorial Drive corridor of Atlanta, Georgia for a purchase price of $80.2 million. The property is 9 9 % occupied, anchored by Publix and AMC Theatres, includes a well - crafted mix of retailers and restaurants, including AT&T, First Watch, and Orangetheory Fitness. The purchase price represents a going - in cap rate below the range of the Company’s prior guidance for initial cash yields. During the nine months ended September 30, 202 2 , the Company acquired two multi - tenant retail propert ies for total income property acquisition volume of $ 119.3 million and originated three structured investments to provide $57.7 million of funding towards three retail and mixed - use properties .. These acq uisitions and structured investments represent a blended weighted average going - in yield of 7. 2%. Subsequent to quarter - end, the Company acquired West Broad Village , a 392,00 0 square foot grocery - anchored lifestyle property located in the Short Pump submarket of Richmond, Virginia for a purchase price of $ 93. 9 million. The property , anchored by Whole Foods and REI , is 83 % occupied and comprised of approximately 315,600 square feet of retail and 76,400 square feet of complementary office and includes an attractive combination of national and local tenants spanning the grocery, food & beverage, entertainment, education, home décor, childcare and medical sectors. The purchase price represents a going - in cap rate above the range of the Company’ s prior guidance for initial cash yields. Dispositions During the three months ended September 30, 2022, the Company sold two single tenant retail properties , its sole remaining multi - tenant office property , and one multi - tenant retail property in Hialeah, Florida that was classified as a commercial loan investment due to the tenant’s repurchase option .. Total disposition volume was $ 57 ..0 million at a weighted average exit cap rate of 6.3%, generating total gains of $5.0 million. During the nine months ended September 30, 2022, the Company sold six properties , two of which were classified as a commercial loan investment due to the respective tenants ’ repurchase option s , for $ 81.1 million at a weighted average exit cap rate of 6. 2%.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 6 Income Property Portfolio The Company’s income property portfolio consisted of the following as of September 3 0 , 2022: Asset Type # of Properties Square Feet Weighted Average Remaining Lease Term Single Tenant 5 407 5.9 years Multi - Tenant 1 3 2,337 6. 6 years Total / Weighted Average Lease Term 18 2 , 744 6. 5 years Property Type # of Properties Square Feet % of Cash Base Rent Retail 1 2 1,9 44 6 7.3 % Office 3 395 1 3.8 % Mixed - Use 3 40 5 1 8.9 % Total / Weighted Average Lease Term 18 2, 7 44 100.0% Leased Occupancy 9 4 .. 4 % Ec onomic Occupancy 9 1. 8 % Physical Occupancy 90. 4 % Square feet in thousands. Operational Highlights The Company’s Same - Property NOI totaled $ 8.5 million during the third quarter of 2022, an increase of 12.0 % over the comparable prior year period, as presented in the following table. (in thousands) For the Three Months Ended September 3 0 , 2022 For the Three Months Ended September 30 , 2021 Variance to Comparable Period in the Prior Year Single Tenant $ 1 , 920 $ 1,746 $ 174 10.0 % Multi - Tenant 6 , 545 5,815 730 12.6 % Total $ 8,465 $ 7,561 $ 904 12.0 % During the third quarter of 2022, the Company signed leases totaling 75,231 square feet. A summary of the Company’s leasing activity is as follows: Retail Square Feet Weighted Average Lease Term Cash Rent Per Square Foot Tenant Improvements Leasing Commissions New Leases 43.4 8.7 years $ 3 6.14 $ 3,025 $ 1,033 Renewals & Extensions 31.8 5.8 years $ 29 ..62 $ — $ 77 T otal / Weighted Average 75.2 7.6 years $3 3.39 $ 3,025 $ 1,110 In thousands except for per square foot and lease term data.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 7 Subsurface Interests and Mitigation Credits During the three months ended September 3 0 , 2022, the Company sold approximately 1,500 acres of subsurface oil, gas, and mineral rights for $0. 7 million, resulting in aggregate gains of $0. 7 million. During the nine months ended September 30, 202 2 , the Company sold approximately 1 4,582 acres of subsurface oil, gas and mineral rights for $ 1.6 million, resulting in a gain on the sale of $ 1.5 million. As of September 30 , 202 2 , the Company owns full or fractional subsurface oil, gas, and mineral interest s underlying approximately 355 ,000 “surface” acres of land owned by others in 19 counties in Florida. During the three months ended September 3 0 , 2022, the Company sold approximately 24.7 state mitigation credits for $ 2.3 million, resulting in aggregate gains of $0. 7 million. During the nine months ended September 30, 2022, the Company sold approximately 26.6 state mitigation credits for $ 2.6 million, resulting in a gain on the sale of $ 0. 8 million. Capital Markets and Balance Sheet During the quarter ended September 3 0 , 2022, the Company completed the following notable capital markets activity: ▪ On September 2 0, 2022, the Company amended its senior unsecured Credit Facility. The Credit Facility was increased to $565 million and is comprised of a $300 million unsecured revolving credit facility, a new $100 million unsecured 2028 term loan, and the Company’s existing $165 million of unsecured term loans (altogether, the “Credit Facility”). The Credit F acility includes structural changes to certain financial covenants, a sustainability - linked pricing component that reduces the applicable interest rate margin if the Company meets certain sustainability performance targets, and an accordion option that all ows the Company to request additional commitments up to a total of $750 million. ▪ I ssued 565,687 common shares under its ATM offering program at a weighted average gross price of $ 22.02 per share, for total net proceeds of $ 12.3 million. ▪ Repurchased 85,694 shares for approximately $1. 6 million at a weighted average gross price of $ 19.17 per share. ▪ Completed a three - for - one stock split and began trading at the post - split price on July 1, 2022. The stock split was effected in the form of a stock dividend of two additional shares of common stock for each outstanding share of common stock held as of the record date for the stock dividend. The following table provides a summary of the Company’s long - term debt, at face value, as of September 30, 202 2 : Component of Long - Term Debt Principal Interest Rate Maturity Date Revolving Credit Facility $ 38.5 million SOFR + 10 bps + [1. 2 5% – 2.20%] January 202 7 2025 Convertible Senior Notes $51.0 million 3.875% April 2025 2026 Term Loan (1) $65.0 million SOFR + 10 bps + [1. 2 5% – 2.20%] March 2026 2027 Term Loan (2) $100.0 million SOFR + 10 bps + [1 ..25% – 2.20%] January 2027 202 8 Term Loan (3) $100.0 million SOFR + 10 bps + [1. 2 0% – 2. 15%] January 202 8 Mortgage Note (4) $17.8 million 4.06% August 2026 Total Debt / Weighted Average Interest Rate $ 3 72.3 million 3.44% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread .. (2) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap ra te of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread ..

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 8 (3) The Company entered into interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjust ment plus the applicable spread .. (4) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas. As of September 3 0 , 2022, the Company’s net debt to Pro Forma EBITDA was 6. 4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times .. As of September 3 0 , 2022, the Company’s net debt to total enterprise value was 4 3 .. 2%. The Company calculates total enterprise value as the sum of net debt , par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares .. Dividend s On August 22 , 2022, the Company announced a cash dividend on its common stock and Series A Preferred stock for the third quarter of 2022 of $ 0.38 per share and $0. 40 per share, respectively, payable on September 3 0 , 2022 to stockholders of record as of the close of bu siness on September 12 , 2022. The third quarter 2022 common stock cash dividend represents a 1 4 ..0% increase over the comparable prior year period quarterly dividend and a payout ratio of 80.9 % and 77.6 % of the Company’s third quarter 2022 Core FFO per dilu ted share and AFFO per diluted share, respectively. 202 2 Outlook The Company has increased its outlook for 2022 to take into account the Company’s year - to - date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, leasing activity, and other signific ant assumptions. The Company’s increased outlook for 2022 is as follows : 2022 Revised Outlook Range Change from Prior Outlook Low High Low High Acquisition of Income Producing Assets $ 2 71 million to $2 7 1 million $ 21 million to ( $ 4) million Target Investment Initial Cash Yield 7. 2 5 % to 7. 2 5% 2 0 bps to 0 bps Disposition of Assets $ 81 million to $ 8 3 million $ 31 million to $ 3 million Target Disposition Cash Yield 6. 15 % to 6. 2 5% ( 1 0) bps to (50) bps Core FFO Per Diluted Share $ 1. 71 to $ 1. 7 4 $0. 13 to $0. 10 AFFO Per Diluted Share $ 1.7 9 to $ 1. 82 $0.0 9 to $0.0 6 Weighted Average Diluted Shares Outstanding 18. 2 million to 18 .. 2 million ( 0 ..1) million to (0.3) million 3rd Quarter Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended September 30, 2022 on Friday, October 2 8 , 2022, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial - in details. Webcast: https://edge.media - server.com/mmc/p/haf26ajs

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 9 Dial - In: https://register.vevent.com/register/BI7d526face25a498fb3ea12784d73ae34 We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com .. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high - quality, retail - based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentatio n and supplemental financial information, which is available on our website at www.ctoreit.com .. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended , and Section 21E of the Securities Exchange Act of 1934, as amended. Forward - looking statements can typically be identified by words such as “believe,” “ estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward - looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the fo rward - looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general ad verse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID - 19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and sat isfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2021 and other risks and uncertainties discussed from t ime to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non - GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”),

Adjusted Funds From Operations ("AFFO"), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization ("Pro Forma EBITDA"), and Same-Property Net Operating Income ("Same-Property NOI"), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company's investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company's assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 10

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 11 of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful suppl emental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non - cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful suppleme ntal measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non - cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance .. We use Same - Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property - level revenues from the Company’s propert ies, less operating and maintenance expenses, real estate taxes and other property - specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same - Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FF O, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 12 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheet s ( In thousands, except share and per share data ) As of (Unaudited) September 30, 2022 December 31, 2021 ASSETS Real Estate: Land, at Cost $ 209,298 $ 189,589 Building and Improvements, at Cost 3 77, 758 325,418 Other Furnishings and Equipment, at Cost 746 707 Construction in Process, at Cost 10, 717 3,150 Total Real Estate, at Cost 5 9 8,519 518,864 Less, Accumulated Depreciation (31, 278 ) (24,169) Real Estate — Net 5 6 7,241 494,695 Land and Development Costs 6 85 692 Intangible Lease Assets — Net 87, 671 79,492 Assets Held for Sale — 6,720 Investment in Alpine Income Property Trust, Inc. 3 5,260 41,037 Mitigation Credits 2,846 3,702 Mitigation Credit Rights 19,999 21,018 Commercial Loans and Investments 46, 201 39,095 Cash and Cash Equivalents 9,532 8,615 Restricted Cash 37,292 22,734 Refundable Income Taxes 448 442 Deferred Income Taxes — Net 61 — Other Assets 38, 536 14,897 Total Assets $ 8 4 5,772 $ 733,139 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1 ,13 6 $ 676 Accrued and Other Liabilities 1 8,149 13,121 Deferred Revenue 5, 840 4,505 Intangible Lease Liabilities — Net 5, 995 5,601 Deferred Income Taxes — Net — 483 Long - Term Debt 3 70,248 278,273 Total Liabilities 4 01,368 302,659 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at September 30, 2022 and December 31, 2021 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 18,796,612 shares issued and outstanding at September 30, 2022 ; and 17, 748,678 shares issued and outstanding at December 31, 2021 188 60 Additional Paid - In Capital 97, 419 85,414 Retained Earnings 3 29, 317 343,459 Accumulated Other Comprehensive Income 1 7,450 1,517 Total Stockholders’ Equity 4 44, 404 430,480 Total Liabilities and Stockholders’ Equity $ 8 4 5,772 $ 733,139

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 13 Consolidated P&L CTO Realty Growth, Inc. Consolidated Statement s of Operations (Unaudited ) (I n thousands, except share, per share and dividend data) Three Months Ended Nine Months Ended September 30, September 30, September 30, September 30, 2022 2021 2022 2021 Revenues Income Properties $ 17, 694 $ 13,734 $ 49, 229 $ 36,757 Management Fee Income 951 940 2,835 2,361 Interest Income From Commercial Loans and Investments 1 ,323 726 3,331 2,1 36 Real Estate Operations 3,149 1, 177 4,395 4 , 318 Total Revenues 23, 117 1 6,577 59,790 45,572 Direct Cost of Revenues Income Properties (5,115) (3,984) (13,943) (9,688) Real Estate Operations (1,661) (252) (1,940) (867) Total Direct Cost of Revenues (6,776) (4,236) (15,883) (10,555) General and Administrative Expenses (3,253) (2,6 80 ) (8,972) (8,477) Impairment Charges — — — (16,52 7 ) Depreciation and Amortization (7,305) (5, 567 ) (20,401) (15,428) Total Operating Expenses (1 7,334 ) ( 12,48 3 ) (45,256) (50,987) Gain on Disposition of Assets 4,973 22,666 4,728 28,106 Loss on Extinguishment of Debt — — — (641) Other Gains and Income 4,973 22,666 4,728 27,465 Total Operating Income 1 0,756 26,76 0 19, 262 22,050 Investment and Other Income (Loss) (3,065) (79 7 ) (6,270) 8,438 Interest Expense (3,037) ( 1,98 6) (7,216) (6,851) Income Before Income Tax Benefit (Expense) 4, 654 23,97 7 5,776 2 3,637 Income Tax Benefit (Expense) 163 (30) 461 4,371 Net Income Attributable to the Company 4, 817 23,94 7 6, 237 28,008 Distributions to Preferred Stockholders (1,19 5) (1,129) (3,586) (1,129) Net Income Attributable to Common Stockholders $ 3, 622 $ 22,81 8 $ 2, 651 $ 26,879 Per Share Attributable to Common Stockholders : Basic Net Income per Share $ 0. 2 0 $ 1.29 $ 0.1 5 $ 1.52 Diluted Net Income per Share $ 0. 19 $ 1.29 $ 0. 15 $ 1.52 Weighted Average Number of Common Shares Basic 18,386,435 17, 703,284 18,044,299 17,678,701 Diluted 21,505,460 17,703,284 18,044,299 17,678,701 Dividends Declared and Paid – Preferred Stock $ 0. 40 $ 0.3 8 $ 1.20 $ 0.38 Dividends Declared and Paid – Common Stock $ 0.38 $ 0.3 3 $ 1.1 1 $ 1 ..00

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 14 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures Same - Property NOI Reconciliation (Unaudited) (In thousands) Three Months Ended September 3 0 , 2022 September 3 0 , 2021 Net Income Attributable to the Company $ 4,817 $ 23, 947 Gain on Disposition of Assets (4,973) ( 2 2,666) Depreciation and Amortization per Income Statement 7,305 5,567 Amortization of Intangibles to Lease Income (507) 86 Straight - Line Rent Adjustment 600 669 COVID - 19 Rent Deferrals (26) (84) Accretion of Tenant Contribution 38 38 Interest Expense 3,037 1,986 General and Administrative Expenses 3,253 2,680 Investment and Other Loss ( Income) 3,065 797 Income Tax Benefit ( Expense ) (163) 30 Real Estate Operations Revenues (3,149) (1, 177) Real Estate Operations Direct Cost of Revenues 1,661 252 Management Fee Income (9 51) (940) Interest Income from Commercial Loan s and Investments (1, 323) (726) Less: Impact of Properties Not Owned for the Full Reporting Period (4, 219) (2,898) Same - Property NOI $ 8,465 $ 7,561

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 15 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures ( Unaudited ) (I n thousands, except per share data ) Three Months Ended Nine Months Ended September 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 Net Income Attributable to the Company $ 4,817 $ 23,947 $ 6, 237 $ 28,008 Add Back: Effect of Dilutive Interest Related to 2025 Notes (1) 539 — — — Net Income Attributable to the Company, If - Converted $ 5, 356 $ 23,947 6, 237 28,008 Depreciation and Amortization of Real Estate 7, 283 5, 567 20 ,359 15,428 Gains on Disposition of Assets (4,973) (22,666) (4,728) (28,106) Gains on Disposition of Other Assets (1,509) (974) (2,473) (3,549) Impairment Charges, Net — — — 12,474 Unrealized Loss (Gain) on Investment Securities 3,754 1,326 8,102 ( 6, 894 ) Funds from Operations $ 9, 9 11 $ 7,200 $ 27, 497 $ 1 7,361 Distributions to Preferred Stockholders (1,19 5 ) (1,129) (3,586) (1,129) Funds From Operations Attributable to Common Stockholders $ 8, 7 16 $ 6,071 $ 23, 9 11 $ 1 6,232 Loss on Extinguishment of Debt — — — 641 Amortization of Intangibles to Lease Income 507 (86) 1,485 (820) Less: Effect of Dilutive Interest Related to 2025 Notes (1) (539) — — — Core Funds From Operations Attributable to Common Stockholders $ 8, 684 $ 5, 985 $ 25, 396 $ 1 6,053 Adjustments: Straight - Line Rent Adjustment (600) (669) (1, 645 ) (1, 844 ) COVID - 19 Rent Repayments 26 84 79 73 8 Other Depreciation and Amortization (29) (154) (199) (528) Amortization of Loan Costs , Discount on Convertible Debt , and Capitalized Interest 6 4 442 51 0 1,395 Non - Cash Compensation 812 7 34 2,423 2,434 Non - Recurring G&A — — — 15 5 Adjusted Funds From Operations Attributable to Common Stockholders $ 8, 9 57 $ 6, 422 $ 26, 5 64 $ 1 8,403 FFO Attributable to Common Stockholders per Common Share – Diluted $ 0.4 1 $ 0.34 $ 1. 33 $ 0.92 Core FFO Attributable to Common Stockholders per Common Share – Diluted $ 0.4 7 $ 0.34 $ 1. 41 $ 0.91 AFFO Attributable to Common Stockholders per Common Share – Diluted $ 0.4 9 $ 0.36 $ 1. 47 $ 1.04 (1) A total of 3.1 million shares representing the dilutive impact of the 2025 Notes, upon adoption of ASU 2020 - 06 effective January 1, 2022, were included in the computation of diluted net income per share attributable to common stockholders for the three mon ths ended September 30, 2022. A total of 3.1 million shares representing the dilutive impact of the 2025 Notes, were not included in the computation of dil uted net income per share attributable to common stockholders for the nine months ended September 30, 2022 because they were antidilutive to the net income of under $2.6 million ..

© CTO Realty Growth, Inc. | ctoreit.com © CTO Realty Growth, Inc. | ctoreit.com 16 Non - GAAP Financial Measures CTO Realty Growth, Inc. Non - GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended September 3 0 , 2022 Net Income Attributable to the Company $ 4, 817 Depreciation and Amortization of Real Estate 7, 283 Gain on Disposition of Assets (4,9 73) Gain on Disposition of Other Assets (1,509) Unrealized Loss on Investment Securities 3,754 Distributions to Preferred Stockholders (1 ,19 5) Straight - Line Rent Adjustment (600) Amortization of Intangibles to Lease Income 507 Other Non - Cash Amortization (29) Amortization of Loan Costs and Discount on Convertible Debt 6 4 Non - Cash Compensation 812 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 2, 819 EBITDA $ 1 1, 750 Annualized EBITDA $ 4 7,000 Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1) 3, 834 Pro Forma EBITDA $ 50, 834 Total Long - Term Debt 3 70,248 Financing Costs, Net of Accumulated Amortization 1, 682 Unamortized Convertible Debt Discount 4 04 Cash & Cash Equivalents (9,532) Restricted Cash (37,292) Net Debt $ 3 25,510 Net Debt to Pro Forma EBITDA 6. 4 x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during th e three months ended September 30 , 2022.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends $ and shares outstanding in thousands, except per share data. Equity Capitalization Common Shares Outstanding 18,797 Common Share Price $18.74 Total Common Equity Market Capitalization $352,249 Series A Preferred Shares Outstanding 3,000 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $75,000 Total Equity Capitalization $427,249 Debt Capitalization Total Debt Outstanding $372,334 Total Capitalization $799,583 Cash, Restricted Cash & Cash Equivalents $46,825 Total Enterprise Value $752,758 Dividends Paid Common Preferred Q4 2021 $0.33 $0.40 Q1 2022 $0.36 $0.40 Q2 2022 $0.37 $0.40 Q3 2022 $0.38 $0.40 Trailing Twelve Months Q3 2022 $1.45 $1.59 Q3 2022 Core FFO Per Diluted Share $0.47 Q3 2022 AFFO Per Diluted Share $0.49 Q3 2022 Core FFO Payout Ratio 80.9% Q3 2022 AFFO Payout Ratio 77.6% Dividend Yield Q3 2022 $0.38 $0.40 Annualized Q3 2022 Dividend $1.52 $1.59 Price Per Share as of September 30, 2022 $18.74 $21.96 Implied Dividend Yield 8.1% 7.3% 17

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary $ in thousands. (1) See reconciliation as part of Non - GAAP Financial Measures in the Company’s Third Quarter 2022 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type Revolving Credit Facility $38,500 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Variable 2025 Convertible Senior Notes 51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Total / Wtd .. Avg. $372,334 3.44% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt 333,834 3.32% 90% Total Variable Rate Debt 38,500 SOFR + 10 bps + [1.25% – 2.20%] 10% Total / Wtd .. Avg. $372,334 3.44% 100% Leverage Metrics Face Value of Debt $372,334 Cash, Restricted Cash & Cash Equivalents ($46,825) Net Debt $325,509 Total Enterprise Value $752,758 Net Debt to Total Enterprise Value 43% Net Debt to Pro Forma EBITDA (1) 6.4x 18

Year-to-Date Investments

CTO REALTY GROWTH

Property Acquisitions	**Market**	**Type**	**Date Acquired**	**Square Feet**	**Price**	**Occupancy At Acq.**
Price Plaza Shopping Center – Katy, TX	Houston, TX	Multi-Tenant Retail	March 2022	205,813	$39,100	95%
Madison Yards – Atlanta, GA	Atlanta, GA	Multi-Tenant Retail	July 2022	162,521	$80,200	99%
Total Acquisitions				**368,334**	**$119,300**	

Structured Investments	**Market**	**Type**	**Date Originated**	**Capital Commitment**	**Structure**
Phase II of The Exchange at Gwinnett – Buford, GA	Atlanta, GA	Retail Outparcels	January 2022	$8,700	First Mortgage
Watters Creek at Montgomery Farm – Allen, TX	Dallas, TX	Grocery Anchored Retail	April 2022	$30,000	Preferred Equity
WaterStar Orlando – Kissimmee, FL	Orlando, FL	Retail Outparcels	April 2022	$19,000	First Mortgage
Improvement Loan at Ashford Lane – Atlanta, GA	Atlanta, GA	Tenant Improvement Loan	May 2022	$1,500	Landlord Financing
Total Structured Investments				**$59,200**	

$ in thousands.

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© CTO Realty Growth, Inc. | ctoreit.com Property Market Type Date Sold Square Feet Price Gain (Loss) Party City – Oceanside, NY New York, NY Single Tenant Retail January 2022 15,500 $6,949 ($60) The Carpenter Hotel – Austin, TX Austin, TX Hospitality Ground Lease March 2022 73,508 17,095 (178) Westland Gateway Plaza – Hialeah, FL Miami, FL Multi - Tenant Retail Master Lease July 2022 108,029 $22,150 $986 Firebirds Wood Fire Grill – Jacksonville, FL Jacksonville, FL Single Tenant Retail September 2022 6,948 $5,513 $931 Chuy’s – Jacksonville, FL Jacksonville, FL Single Tenant Retail September 2022 7,950 $5,825 ($445) 245 Riverside – Jacksonville, FL Jacksonville, FL Multi - Tenant Office September 2022 136,853 $23,550 $3,501 Total Dispositions 348,788 $81,082 $4,735 Year - to - Date Dispositions 20 $ in thousands.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 21 Property Type Year Acquired/ Developed Square Feet In - Place Occupancy Leased Occupancy Cash ABR Cash ABR PSF Atlanta, GA Ashford Lane Multi - Tenant Retail 2020 277,407 78% 86% $6,790 $24.48 Madison Yards Multi - Tenant Retail 2022 162,521 99% 99% $4,913 $30.23 The Exchange at Gwinnett Multi - Tenant Retail 2021 69,266 92% 96% 2,044 $29.51 Total Atlanta, GA 509,194 87% 91% $13,747 $27.00 Dallas, TX The Shops at Legacy Multi - Tenant Mixed Use 2021 237,366 92% 96% $7,080 $29.83 Westcliff Shopping Center Multi - Tenant Retail 2017 134,693 61% 61% 566 $4.20 Total Dallas, TX 372,059 81% 83% $7,645 $20.55 Raleigh, NC Beaver Creek Crossings Multi - Tenant Retail 2021 321,977 94% 98% $5,143 $15.97 Phoenix, AZ Crossroads Town Center Multi - Tenant Retail 2020 244,843 100% 100% $4,955 $20.24 Jacksonville, FL The Strand at St. Johns Town Center Multi - Tenant Retail 2019 210,973 91% 95% $4,657 $22.07 Albuquerque, NM Fidelity Single Tenant Office 2018 210,067 100% 100% $3,567 $16.98 Houston, TX Price Plaza Shopping Center Multi - Tenant Retail 2022 205,813 95% 95% $3,164 $15.37 $ in thousands, except per square foot data.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail $ in thousands, except per square foot data. 22 Property Type Year Acquired/ Developed Square Feet In - Place Occupancy Leased Occupancy Cash ABR Cash ABR PSF Santa Fe, NM 125 Lincoln & 150 Washington Multi - Tenant Mixed Use 2021 137,209 75% 84% $2,797 $20.38 Tampa, FL Sabal Pavilion Single Tenant Office 2020 120,500 100% 100% $2,265 $18.80 Salt Lake City, UT Jordan Landing Multi - Tenant Retail 2021 170,996 100% 100% $1,670 $9.77 Washington, DC General Dynamics Single Tenant Office 2019 64,319 100% 100% $1,623 $25.24 Las Vegas, NV Eastern Commons Multi - Tenant Retail 2021 133,304 100% 100% $1,569 $11.77 Daytona Beach, FL Landshark Bar & Grill Single Tenant Retail 2018 6,264 100% 100% $705 $112.59 Crabby's Oceanside Single Tenant Retail 2018 5,780 100% 100% 280 $48.46 12,044 100% 100% $985 $81.81 Orlando, FL Winter Park Office Multi - Tenant Mixed Use 2021 30,296 84% 100% $350 $11.55 Total Portfolio 2,743,594 92% 94% $54,138 $19.73

© CTO Realty Growth, Inc. | ctoreit.com Leasing Summary $ and square feet in thousands, except per square foot data. 23 Renewals and Extensions Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 8 5 9 22 Square Feet 32.5 10.2 31.8 74.5 New Cash Rent PSF $31.57 $29.28 $29.62 $30.42 Tenant Improvements $368 $0 $0 $368 Leasing Commissions $36 $28 $77 $141 Weighted Average Term 6.2 3.6 5.8 5.7 New Leases Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 10 7 7 24 Square Feet 24.4 30.9 43.4 98.7 New Cash Rent PSF $31.32 $32.66 36.14 $33.86 Tenant Improvements $691 $2,721 $3,025 $6,437 Leasing Commissions $335 $298 $1,033 $1,666 Weighted Average Term 8.9 12.2 8.7 9.8 All Leases Summary Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 18 12 16 46 Square Feet 56.9 41.1 75.2 173.2 New Cash Rent PSF $31.46 $31.82 $33.39 $32.38 Tenant Improvements $1,059 $2,721 $3,025 $6,805 Leasing Commissions $371 $326 $1,110 $1,807 Weighted Average Term 6.6 10.3 7.6 7.9

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. 24 Year Leases Expiring Expiring SF % of Total Cash ABR % of Total 2022 7 21 0.8% 310 0.6% 2023 23 150 5.5% 3,468 6.4% 2024 22 75 2.7% 2,111 3.9% 2025 19 108 3.9% 3,160 5.8% 2026 37 397 14.5% 7,272 13.4% 2027 40 382 13.9% 5,750 10.6% 2028 21 463 16.9% 9,134 16.9% 2029 27 258 9.4% 5,353 9.9% 2030 26 130 4.7% 3,304 6.1% 2031 26 88 3.2% 2,689 5.0% Thereafter 33 446 16.2% 11,586 21.4% Total 281 2,518 91.8% 54,138 100.0% Vacant 226 8.2% Total 2,744

Top Tenant Summary

CTO REALTY GROWTH

Tenant/Concept	Credit Rating[(1)]	Leases	Leased Square Feet	% of Total	Cash ABR	% of Total
Fidelity	A+	1	210	7.7%	3,567	6.6%
Ford Motor Credit	BB+	1	121	4.4%	2,265	4.2%
WeWork	CCC+	1	59	2.1%	1,977	3.7%
General Dynamics	AA-	1	64	2.3%	1,623	3.0%
At Home	B-	2	192	7.0%	1,576	2.9%
Ross/dd's DISCOUNT	BBB+	4	106	3.8%	1,334	2.5%
Best Buy	BBB+	2	82	3.0%	1,224	2.3%
Darden Restaurants	BBB	3	27	1.0%	1,207	2.2%
AMC	CCC+	1	39	1.4%	1,102	2.0%
Publix	Not Rated	1	54	2.0%	1,076	2.0%
Harkins Theatres	Not Rated	1	56	2.0%	961	1.8%
Regal Cinemas	D	1	45	1.6%	948	1.8%
The Hall at Ashford Lane	Not Rated	1	17	0.6%	877	1.6%
Hobby Lobby	Not Rated	1	55	2.0%	715	1.3%
Landshark Bar & Grill	Not Rated	1	6	0.2%	705	1.3%
Burlington	BB+	1	47	1.7%	699	1.3%
PNC Bank	A	2	10	0.4%	684	1.3%
TJ Maxx/HomeGoods/Marshalls	A	1	50	1.8%	526	1.0%
Bob's Discount Furniture	Not Rated	1	42	1.5%	509	0.9%
Seafood City	Not Rated	1	32	1.2%	483	0.9%
Other		253	1,203	43.8%	30,080	55.6%
Total		**281**	**2,518**	**91.8%**	**54,138**	**100.0%**
Vacant			226	8.2%		
Total			**2,744**	**100.0%**		

$ and square feet in thousands.

(1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC).

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© CTO Realty Growth, Inc. | ctoreit.com Geographic Diversification 26 Markets Leases Square Feet % of Total Cash ABR % of Total Atlanta, GA 3 509 18.6% 13,747 25.4% Dallas, TX 2 372 13.6% 7,645 14.1% Raleigh, NC 1 322 11.7% 5,143 9.5% Jacksonville, FL 1 211 7.7% 4,657 8.6% Phoenix, AZ 1 245 8.9% 4,955 9.2% Albuquerque, NM 1 210 7.7% 3,567 6.6% Houston, TX 1 206 7.5% 3,164 5.8% Santa Fe, NM 1 137 5.0% 2,797 5.2% Tampa, FL 1 121 4.4% 2,265 4.2% Salt Lake City, UT 1 171 6.2% 1,670 3.1% Las Vegas, NV 1 133 4.9% 1,569 2.9% Washington, DC 1 64 2.3% 1,623 3.0% Daytona Beach, FL 2 12 0.4% 985 1.8% Orlando, FL 1 30 1.1% 350 0.6% Total 18 2,744 100.0% 54,138 100.0% States Properties Square Feet % of Total Cash ABR % of Total Georgia 3 509 18.6% 13,747 25.4% Texas 3 578 21.1% 10,810 20.0% Florida 5 374 13.6% 8,257 15.3% New Mexico 2 347 12.7% 6,364 11.8% North Carolina 1 322 11.7% 5,143 9.5% Arizona 1 245 8.9% 4,955 9.2% Utah 1 171 6.2% 1,670 3.1% Nevada 1 133 4.9% 1,569 2.9% Virginia 1 64 2.3% 1,623 3.0% Total 18 2,744 100.0% 54,138 100.0% $ and square feet in thousands.

Other Assets

Investment Securities	Shares & Operating Partnership Units Owned	Value Per Share September 30, 2022	Estimated Value	Annualized Dividend Per Share	In-Place Annualized Dividend Income
Alpine Income Property Trust	2,174	$16.22	$35,260	$1.10	$2,391

Structured Investments	Type	Origination Date	Maturity Date	Original Loan Amount	Amount Outstanding	Interest Rate
4311 Maple Avenue, Dallas, TX	Mortgage Note	October 2020	April 2023	$400	$400	7.50%
110 N. Beach St., Daytona Beach, FL	Mortgage Note	June 2021	December 2022	364	364	10.00%
Phase II of The Exchange at Gwinnett	Construction Loan	January 2022	January 2024	8,700	324	7.25%
Watters Creek at Montgomery Farm	Preferred Investment	April 2022	April 2025	30,000	30,000	8.50%
WaterStar Orlando	Construction Loan	April 2022	November 2022	19,000	14,249	12.00%
Improvement Loan at Ashford Lane	Improvement Loan	May 2022	April 2025	1,500	1,053	12.00%
Total Structured Investments				**$59,964**	**$46,390**	

Subsurface Interests	Acreage	Estimated Value
Acres Available for Sale	355,000 acres	$4,500

Mitigation Credits and Rights	State Credits	Federal Credits	Total Book Value
Mitigation Credits	32.0	18.8	$2,800
Mitigation Credit Rights	242.0	156.4	20,000
Total Mitigation Credits	**274.0**	**175.2**	**$22,800**

$ and shares outstanding in thousands, except per share data.

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© CTO Realty Growth, Inc. | ctoreit.com 2022 Guidance $ and shares outstanding in millions, except per share data. 28 Low High Acquisition & Structured Investments $271 - $271 Target Initial Investment Cash Yield 7.25% - 7.25% Dispositions $81 - $83 Target Disposition Cash Yield 6.15% - 6.25% Core FFO Per Diluted Share $1.71 - $1.74 AFFO Per Diluted Share $1.79 - $1.82 Weighted Average Diluted Shares Outstanding 18.2 - 18.2 The Company has increased its outlook for 2022 to take into account the Company’s year - to - date performance and revised expectations regarding the Company’s investment activities, forecasted capital markets transactions, leasing activity, and other significant assumptions ..

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., 3 rd Floor Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904 - 3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368 - 5948 www.computershare.com Ticker Symbol: CTO www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312 - 1635 BTIG Michael Gorman mgorman@btig.com (212) 738 - 6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757 - 2621 EF Hutton Guarav Mehta gmehta@efhuttongroup.com (212) 970 - 5261 Janney Rob Stevenson robstevenson@janney.com (646) 840 - 3217 Jones Research Jason Stewart jstewart@jonestrading.com (646) 465 - 9932 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567 - 2585 29

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor 30 Certain statements contained in this presentation (other than statements of historical fact) are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended and Section 21 E of the Securities Exchange Act of 1934 , as amended .. Forward - looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words .. Although forward - looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward - looking statements .. Such factors may include, but are not limited to : the Company’s ability to remain qualified as a REIT ; the Company’s exposure to U .. S .. federal and state income tax law changes, including changes to the REIT requirements ; general adverse economic and real estate conditions ; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war ; the ultimate geographic spread, severity and duration of pandemics such as the COVID - 19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations ; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business ; the loss or failure, or decline in the business or assets of PINE ; the completion of 1031 exchange transactions ; the availability of investment properties that meet the Company’s investment goals and criteria ; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales ; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U .. S .. Securities and Exchange Commission .. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management .. Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation .. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances ..

© CTO Realty Growth, Inc. | ctoreit.com Non - GAAP Financial Measures 31 Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) .. We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same - Property Net Operating Income (“Same - Property NOI”), each of which are non - GAAP financial measures .. We believe these non - GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements ; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures .. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT .. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries .. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark - to - market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above - and below - market lease related intangibles, and other unforecastable market - or transaction - driven non - cash items .. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non - cash revenues and expenses such as straight - line rental revenue, non - cash compensation, and other non - cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive .. Such items may cause short - term fluctuations in net income but have no impact on operating cash flows or long - term operating performance .. We use AFFO as one measure of our performance when we formulate corporate goals .. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write - downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non - cash revenues and expenses such as straight - line rental revenue, amortization of deferred financing costs, above - and below - market lease related intangibles, non - cash compensation, and other non - cash income or expense .. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities ..

© CTO Realty Growth, Inc. | ctoreit.com Non - GAAP Financial Measures 32 To derive Same - Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non - cash revenues and expenses such as above - and below - market lease related intangibles, straight - line rental revenue, and other non - cash income or expense .. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same - Property NOI .. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented .. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent .. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions .. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non - cash revenues or expenses .. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non - cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance .. We use Same - Property NOI to compare the operating performance of our assets between periods .. It is an accepted and important measurement used by management, investors and analysts because it includes all property - level revenues from of the Company’s rental properties, less operating and maintenance expenses, real estate taxes and other property - specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods .. Same - Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties .. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same - Property NOI may not be comparable to similarly titled measures employed by other companies ..

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms 33 References and terms used in this presentation that are in addition to terms defined in the Non - GAAP Financial Measures include : ▪ This presentation has been published on October 27 , 2022 .. ▪ All information is as of September 30 , 2022 , unless otherwise noted .. ▪ Any calculation differences are assumed to be a result of rounding .. ▪ “ 2022 Guidance” is based on the 2022 Outlook provided in the Company’s Third Quarter 2022 Operating Results press release filed on October 27 , 2022 .. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE .. ▪ “Annualized Straight - line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight - line rent calculated in accordance with GAAP .. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”) .. An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB - , Baa 3 or NAIC - 2 or higher from one or more of the Major Rating Agencies .. ▪ “Contractual Base Rent” or “CBR” represents the amount owed to the Company under the terms of its lease agreements at the time referenced .. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future .. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2 , 173 , 865 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price .. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced .. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U .. S .. Office of Management and Budget .. The names of the MSA have been shortened for ease of reference .. ▪ “Net Debt” is calculated as our total long - term debt as presented on the face of our balance sheet ; plus financing costs, net of accumulated amortization and unamortized convertible debt discount ; less cash, restricted cash and cash equivalents .. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense .. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price ; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt ..